EXHIBIT 10.19

                         AGREEMENT AND PLAN OF EXCHANGE

AGREEMENT AND PLAN OF EXCHANGE dated this 7th day of March 2011 (this "Agreement") by and among The X-Change Corporation ("X-Change"), a Nevada corporation, having its principal place of business at 12655 North Central Parkway Suite 1000, Dallas, Texas 75243, and Surrey Vacation Resorts, Inc. ("Surrey"), a Missouri corporation, having its principal place of business at 430 C Hwy 165_South, Branson, MO 65616 and the sole stockholder of Surrey listed on Schedule A hereto (the "Surrey Stockholder") .

                                    RECITALS:

     1.1 "Subject To Contingencieso o to this Contract

     Surrey Vacation Resorts, Inc. must receive approval in writing from the Contract Receivable finance Companies that finance Surrey Vacation Resorts, Inc.

     1.1 X-CHANGE currently has authorized 37,500,000 shares of its common stock, par value $.001, and 3,750,000 shares of preferred stock, par value $.001. X-CHANGE currently has issued and outstanding Sixteen Million Six Hundred Thirty Three Thousand Seven Hundred Ninety One (16,633,791) shares of its common stock, par value $.001 per share ("Common Stock"), issued and outstanding, no shares of preferred stock issued and outstanding and Two Million Seven Hundred Seventy Nine Thousand Two Hundred Sixty Seven (2,779,267) warrants issued and outstanding to purchase shares of X-CHANGE common stock, as more particularly described on Schedule A (the "Common Stock Warrants"). The number of issued and outstanding shares of common stock of X-CHANGE will, just prior to the closing of this Agreement, be no more Six Million Eight Hundred Ninety Four Thousand Six Hundred Eighty Five (6,894,685) shares of common stock, par value $.001 and no shares of preferred stock will be issued and outstanding. The number of Common Stock Warrants shall remain unchanged. X-CHANGE will amend its Articles of Incorporation to increase the number of authorized stock to 750,000,000 shares of common stock, par value $.001, and to 75,000,000 shares of preferred shares, par value $.001.

     2. Surrey currently has issued and outstanding 2,000 shares of its common stock (the "Surrey Shares"). All of the issued and outstanding Surrey Shares are owned beneficially and of record by the Surrey Stockholder. The Surrey Shares shall be unchanged at closing.

     3. The Board of Directors of X-CHANGE and the majority shareholders of X-CHANGE have authorized the filing of, and X-CHANGE will file with the Secretary of State of Nevada at Closing, an amendment to its Articles of Incorporation for X-CHANGE, pursuant to which X-CHANGE's name will be changed from The X-Change Corporation to GRAND CROWNE RESORTS, INC. (the "Name Change").

     4. X-CHANGE desires to issue and deliver to the Surrey Stockholder a total of Sixty Three Million Two Hundred Eighty Three Thousand Three Hundred Ninety
One shares (63,283,391) shares of its common stock (the "Surrey X-CHANGE
Shares") at Closing.
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     5. At the conclusion of the above referenced transactions, and prior to any warrants being exercised, X-CHANGE shall have a total of approximately Seventy Million One Hundred Seventy Eight Thousand Seventy Six (70,178,076) shares of Common Stock issued and outstanding, consisting of (i) 63,283,391 shares owned by the Surrey Stockholder, which will equal 90.175 percent of the outstanding shares prior to any warrants being exercised, and (ii) approximately 6,894,685 shares owned by current shareholders of X-CHANGE, prior to any warrants being exercised.

     6. X-CHANGE, Surrey and the Surrey Stockholder shall cooperate with each other in making all filings and furnishing all information as may be required to conform to all applicable federal and state laws, rules and regulations including, without limitation, their respective securities laws.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                            THE EXCHANGE TRANSACTION

     Section 1.1 THE CLOSING OF THE EXCHANGE TRANSACTION. Subject to the provisions of this Agreement, the Exchange Transaction will occur within five
(5) business days after the satisfaction or waiver of the last to be fulfilled of the conditions set forth in this Article I and in Article IV that by their terms are to occur prior to the closing of the Exchange Transaction, but in all events not later than sixty (60) days from the execution and delivery of this Agreement (the "Closing Date"), at the offices of Surrey, unless another time, date or place is agreed to in writing by X-CHANGE and Surrey (the "Closing"). All parties hereto acknowledge and agree that under the rules and regulations of the SEC as currently in effect, certain filings, including the filing of audited financial statements of Surrey, must be filed with the SEC prior to or within four days of the Closing of this Exchange Transaction. Any party to this Agreement, including such party's representative, may participate in the Closing by telephone.

     Section 1.2 THE EVENTS AT THE CLOSING. At the Closing, all events shall be deemed to occur simultaneously and no event shall be deemed completed until all the events described below have been completed. All parties to this Agreement acknowledge that certain numbers of shares and amounts may differ incrementally from the numbers and amounts described below. Any numerical discrepancies will be adjusted by the parties between the execution date of this Agreement and the Closing; PROVIDED, HOWEVER, THAT all parties agree that at the conclusion of the events described below at the Closing and subsequent to the Closing: (1) the Surrey Stockholder shall own (i) 63,283,391 shares of X-CHANGE Common Stock; (2) the current stockholders of X-CHANGE shall own approximately 6,894,685 shares of X-CHANGE Common Stock, (3) there shall be issued and outstanding 2,779,267 warrants to purchase shares of X-CHANGE Common Stock except those that may be exercised prior to closing if any are exercised then the current shareholders number shall increase by the number that the warrants decrease and (4) X-CHANGE shall own 100% of all of the issued and outstanding shares of common stock of Surrey.

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     (a) PRIOR TO THE CLOSING:

Each of the designated parties shall have performed the actions described below prior to the Closing:

     (i) X-CHANGE shall have furnished Surrey with a list of the names and addresses of all stockholders, the number of shares owned by each and whether said shares are restricted or free-trading, all certified by the X-CHANGE transfer agent, Signature Stock Transfer.

     (ii) X-CHANGE shall be in good standing in the State of Nevada.

     (iii) X-CHANGE shall be current in its reporting obligations under the Securities Exchange Act of 1934 as amended (the "Exchange Act") and the X-CHANGE Common Stock shall be eligible for quoting on the Over the Counter Pink Sheets ("OTCQB").

     (iv) X-CHANGE shall have satisfied the due diligence requests of Surrey.

     (v) The current directors of X-CHANGE and the holders of a majority of the issued and outstanding shares of common stock of X-CHANGE shall have approved the transactions described in this Agreement and contemplated by the Exchange Transaction, including the Name Change and the increase in the number of authorized shares of common stock and preferred stock of X-CHANGE, in accordance with the requirements of the Nevada Private Corporations Law ("NPCL").

     (vi) X-CHANGE shall have effected the Name Change and received a new CUSIP Number, received the approval of Financial Industry Regulatory Authority ("FINRA") to the Name Change, and, where required, other regulatory approvals, and delivered documentation reasonably acceptable to Surrey demonstrating that these events have occurred.

     (vii) X-CHANGE shall have filed the Amended Articles of Incorporation of X-CHANGE (in substantially the form annexed to X-CHANGE's Information Statement on Schedule 14C filed with the SEC on February 24, 2011), with the Nevada Secretary of State and delivered a certified copy thereof to Surrey.

     (viii) If the Closing is more than four (4) business days after the date of this Agreement, X-CHANGE shall have filed with the SEC a Form 8-K with respect to its execution and delivery of this Agreement.

     (b) AT THE CLOSING:

All the conditions to Closing enumerated above shall have been satisfied or waived by the party or parties entitled to the benefit thereof.

X-CHANGE Common Stock shall be eligible for quoting on the OTCQB, shall not be the subject of, or threatened by, any regulatory or other disciplinary proceeding by FINRA, the SEC or any other regulatory body, and X-CHANGE shall be current in its reporting obligations as a reporting company under the Exchange Act.

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(1) SURREY AND THE SURREY STOCKHOLDER SHALL DELIVER TO X-CHANGE OR ITS
REPRESENTATIVES:

     (i) The Surrey Stockholder shall deliver stock certificates for 2,000 shares of Surrey Common Stock, representing all of the Surrey Shares, duly endorsed for transfer, to X-CHANGE. At the time of assignment, the Surrey Stockholder shall own his Surrey Shares of record and beneficially, free and clear of all claims, liens, litigations, encumbrances, taxes, pledges, judgments or other clouds on title of any kind (together "Claims"). The Surrey Stockholder shall deliver a certificate to that effect.

     (ii) Certified copies of resolutions of Surrey's Board of Directors and of the Surrey Stockholder authorizing and approving the transactions described in this Agreement.

     (iii) Certificate of good standing for Surrey from the State of Missouri.

     (iv) Audited financial statements of Surrey for the years ended December 31, 2008 and December 31, 2009 and any other financial statements, including PRO FORMA financial statements as may be required by the SEC.

     (v) Surrey officer's certificate attesting to the truth and accuracy of the representations and warranties of Surrey and the Surrey Stockholder in this Agreement.

(2) X-CHANGE SHALL DELIVER TO SURREY AND/OR THE SURREY STOCKHOLDER:

     (i) Its Stock Certificate for 63,283,391 shares of X-CHANGE Common Stock representing the shares to be issued to the Surrey Stockholder. All of the X-CHANGE Surrey Shares shall be restricted and bear a legend restricting transfer except in conformity with the United States and state securities laws.

     (ii) Certified copies of resolutions of X-CHANGE's Board of Directors and the consent of the holders of a majority of the issued and outstanding shares of X-CHANGE Common Stock authorizing and approving the transactions described in this Agreement.

     (iii) Certificate of good standing for X-CHANGE from the State of Nevada.

     (iv) Certified copies of resolutions of X-CHANGE's Board of Directors and the consent of the holders of a majority of the issued and outstanding shares of X-CHANGE Common Stock authorized and approving the appointment of five (5) directors nominated by the Surrey Shareholder. The total size of the Board at Closing will be seven (7) persons, which will consist of the five Surrey nominees and the two current directors of X-CHANGE.

     (v) The letters of resignation of the current officers of X-CHANGE.

     (vi) X-CHANGE officer's certificate attesting to the truth and accuracy of the representations and warranties of X-CHANGE in this Agreement.

     (vii) The corporate minute books and records of X-CHANGE and its predecessors which shall have been delivered to the Missouri headquarters of Surrey.

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                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF X-CHANGE

     X-CHANGE represents and warrants to Surrey and the Surrey Stockholder that, except as set forth in the disclosure schedule delivered by X-CHANGE to Surrey on the date hereof and initialed by the Parties (the "Disclosure Schedule"), the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article II. The representations and warranties in the Disclosure Schedule are also modified by the incorporation or exclusion of the "Knowledge" of X-CHANGE where so indicated.

     "Knowledge" means, with respect to an individual, that such individual is actually aware of the relevant fact or such individual would reasonably be expected to know such fact in the ordinary course of the performance of the individual's employee or professional responsibility. Any person that is an entity shall have Knowledge if any officer or director of such person as of the date such knowledge is imputed has Knowledge of such fact or other matter.

     Section 2.1. ORGANIZATION, STANDING AND POWER. X-CHANGE is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the business of X-CHANGE. X-CHANGE has delivered or made available to Surrey complete and correct copies of its articles of incorporation together with all amendments thereto, bylaws, and/or other primary charter and organizational documents ("Charter Documents") of X-CHANGE, in each case, as amended to the date hereof. The minute books and stock records of X-CHANGE will have been provided, or copies made available to, Surrey (at Surrey's cost and expense) in their entirety and contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the stockholders of X-CHANGE and its Board of Directors, and all original issuances, subsequent transfers, repurchases, and cancellations of X-CHANGE Common Stock and all other forms of X-CHANGE equity or debt securities.

     Section 2.1A SUBSIDIARIES; INVESTMENTS. X-CHANGE has no subsidiaries. X-CHANGE does not currently own capital stock or any other form of equity in any corporation or other entity regardless of its form.

     Section 2.2 CAPITAL STRUCTURE OF X-CHANGE; X-CHANGE SHARES TO BE ISSUED AT CLOSING.

     (a) The authorized capital stock of X-CHANGE currently consists of (i) 37,500,000 shares of X-CHANGE Common Stock, $.001 par value per share, of which 16,633,791 shares of X-CHANGE Common Stock are issued and outstanding, (ii) 3,750,000 shares of preferred stock, $.001 par value per share, of which there are no shares of preferred stock are issued and outstanding, and (iii) 2,779,267 warrants to purchase shares of X-CHANGE common stock issued and outstanding. Of

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the 16,633,791 shares of outstanding common stock, 1,282,500 were canceled in
2003 but the certificates have not been delivered for cancelation. An additional 8,456,606 shares of common stock will be returned to X-CHANGE for cancelation at Closing. At Closing, X-CHANGE shall have 6,894,685 shares of its common stock issued and outstanding along with a total of 2,779,267 Common Stock Warrants to purchase 2,779,267 shares of X-CHANGE common stock before the issuance of the Surrey X-CHANGE Shares. There will be no shares of preferred stock issued and outstanding at Closing.

     (b) All outstanding X-CHANGE Shares are validly issued, fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which X-CHANGE is a party or by which X-CHANGE may be bound. There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which X-CHANGE is a party or by which X-CHANGE may be bound (i) obligating X-CHANGE to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of X-CHANGE except for 2,779,267 warrants issued and outstanding to purchase shares of X-CHANGE's common stock, or (ii) obligating X-CHANGE to grant, extend or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right, or (iii) obligating X-CHANGE to issue any other form of debt or equity security. X-CHANGE does not have outstanding any bonds, debentures, (except the La Jolla Cove Debenture in the amount of 250,000 Dollars) notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of X-CHANGE Shares on any matter ("X-CHANGE Voting Debt") or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

     (c) The Surrey X-CHANGE Shares, when issued and paid for as provided in this Agreement, shall be duly authorized and validly issued, fully paid and nonassessable, and shall be free of any liens, encumbrances, or restrictions on transfer (other than those created by this Agreement and applicable federal and state securities laws).

     (d) (1) All of the issued and outstanding X-CHANGE shares of common stock have been sold or granted in full compliance with all applicable federal and state securities laws, and X-CHANGE has made all applicable federal and state securities laws filings required in connection with all such sales in a timely and complete manner.

     (d) (2) All of the Surrey X-CHANGE Shares to be issued under this Agreement will be issued and sold or granted in full compliance with all applicable federal and state securities laws, and X-CHANGE will have made all applicable federal and state securities laws filings required in connection with all such sales and issuances in a timely and complete manner.

     Section 2.3 AUTHORITY. The execution, delivery, and performance of this Agreement by X-CHANGE and the transactions contemplated hereby have been duly authorized by all necessary action of the Board of Directors and of the holders of a majority of the issued and outstanding shares of common stock of X-CHANGE. This Agreement is, and the other documents and instruments required hereby shall be, when executed and delivered by X-CHANGE, the valid and binding obligations of X-CHANGE, enforceable against X-CHANGE in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or rights of

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creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

     Section 2.4 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. X-CHANGE holds, and at all times has held, all licenses, permits, and authorizations from all Governmental Bodies, (as defined below) necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations known by X-CHANGE of any such license, permit, or authorization or any such statute, law, ordinance, rule or regulation. Neither the execution and delivery of this Agreement by X-CHANGE nor the performance by X-CHANGE of its obligations under this Agreement will, in any material respect, violate any provision of laws or will conflict with, result in the material breach of any of the terms or conditions of, constitute a material default under, permit any party to accelerate any right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of X-CHANGE pursuant to, any of the Charter Documents or any agreement (including, without limitation, government contracts), promissory notes, indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which X-CHANGE is a party or by which X-CHANGE or any of its assets is bound or affected. No consent, approval, order or authorization of or registration, declaration or filing with or exemption by or notice to (collectively "Consents"), any court, administrative agency, commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Body") or other third-party is required by or with respect to X-CHANGE in connection with the execution and delivery of this Agreement by X-CHANGE or the consummation by X-CHANGE of the transactions contemplated hereby, except for (i) the approval of the Board of Directors and the consent of a majority of the holders of common stock of X-CHANGE which has already been obtained, (ii) the filing of the appropriate documents with the Secretary of State of the State of Nevada, FINRA, and other regulatory authorities which has already occurred, and
(ii) except for such other Consents, which if not obtained or made would not affect X-CHANGE's ability to close the Exchange Transaction.

     Section 2.5 FINANCIAL STATEMENTS; CONTROLS AND PROCEDURES; SEC FILINGS; NO UNDISCLOSED LIABILITIES. (a) Part 2.5(a) of the Disclosure Schedule includes true and complete copies of X-CHANGE's' audited consolidated balance sheet at December 31, 2009 and December 31, 2010, and X-CHANGE's audited statements of income, cash flow and shareholders' equity for the years ended December 31, 2009 and December 31, 2010 (collectively, the "X-CHANGE Financial Statements"). The X-CHANGE Financial Statements (i) were prepared in accordance with United States general accepted accounting principles ("GAAP") (except as may be indicated in the footnotes to such X-CHANGE Financial Statements and that unaudited financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (ii) fairly present the financial condition and operating results of X-CHANGE as of the dates and for the periods indicated therein.

     (b) X-CHANGE maintains, within the meaning of Rule 13a-15 (e) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), a system of disclosure controls and procedures designed to insure that information required

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to be disclosed by X-CHANGE is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms of reporting. X-CHANGE maintains, within the meaning of Rule 13a-15(f) of the 1934 Act, internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes principles and policies that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets of X-CHANGE; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAP, and that receipts and expenditures of X-CHANGE are being made only in accordance with authorization of management and the directors of X-CHANGE; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of X-CHANGE's assets.

     (c) Part 2.4(c) of the Disclosure Schedule lists, and X-CHANGE has delivered to Surrey, accurate and complete copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K under the 1934 Act) effected by X-CHANGE since January 1, 2010.

     (d) Since January 1, 2010, there have been no formal or informal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the board of directors or any committee thereof, the chief executive officer, the chief financial officer or general counsel of X-CHANGE, or by the staff of the SEC or any other Governmental Body.

     (e) As of the date of this Agreement, X-CHANGE has not had any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the X-CHANGE Financial Statements in accordance with GAAP) (each a "Liability"), individually or in the aggregate, except for: (a) liabilities identified as such in the "liabilities" column of the X-CHANGE December 31, 2010 Balance Sheet; (b) normal and recurring current liabilities that have been incurred by X-CHANGE since the date of the X-CHANGE December 31, 2010 Balance Sheet, in the ordinary course of business and which are not in excess of Fifty Thousand Dollars ($50,000) in the aggregate; (c) liabilities for performance of obligations of X-CHANGE under X-CHANGE contracts, all of which will be assigned by X-CHANGE at the Closing or terminated by X-CHANGE without any liability for the termination.

     Section 2.6 TAXES. (a) X-CHANGE has timely filed all Tax Returns that they were required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. X-CHANGE is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where X-CHANGE does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (b) All Taxes due and owing by X-CHANGE on or before the date hereof (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of X-CHANGE (A) did not, as of the date of the X-CHANGE December 31, 2010 Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for

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deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the X-CHANGE December 31, 2010 Balance Sheet (rather than any notes thereto), and (B) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of X-CHANGE in filing its Tax Returns. Since the date of the X-CHANGE December 31, 2010 Balance Sheet, X-CHANGE has not incurred any Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

     (c) X-CHANGE has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (d) There are no encumbrances for Taxes (other than Taxes not yet due and payable) upon the assets of X-CHANGE.

     (e) X-CHANGE has not received from any Governmental Body any (i) notice indicating intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment of or any amount of Tax proposed, asserted, or assessed by any Governmental Body against X-CHANGE. No proceedings are pending or being conducted with respect to any Tax matter and no power of attorney (other than powers of attorney authorizing employees of X-CHANGE to act on behalf of X-CHANGE) with respect to any Taxes of X-CHANGE has been filed or executed with any Governmental Body. There are no matters under discussion with any Governmental Body, or known to X-CHANGE with respect to Taxes that are likely to result in an additional liability for Taxes with respect to X-CHANGE. X-CHANGE has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency nor has any request been made in writing for any such extension or waiver.

     (f) All material elections with respect to Taxes affecting X-CHANGE as of the date hereof, are set forth on section 2.6 (f) of the Disclosure Schedule.

     (g) X-CHANGE is not a party to any Tax allocation, Tax sharing or similar agreement (including indemnity agreements other than employee tax equalization agreements).

     (h) X-CHANGE has not ever been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is X-CHANGE) for federal, state, local or foreign Tax purposes. X-CHANGE has no any liability for the Taxes of any Person (other than X-CHANGE) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (i) X-CHANGE (i) is not a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) does not own a single member limited liability company which is treated as a disregarded entity, (iii) is not a shareholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law), (iv) is not a "personal holding company" as defined in Section 542 of the Code (or any similar provision of state, local or foreign law), or (v) is not a "passive foreign investment company" within the meaning of Section 1297 of the Code.

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     (j) X-CHANGE has not entered into any transaction identified as a "listed transaction" for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2). X-CHANGE has not entered into any transaction (i) that would result in a substantial understatement of federal income tax within the meaning of Section 6662 of the Code if the treatment claimed by X-CHANGE were disallowed and (ii) for which there is no substantial authority for X-CHANGE's tax treatment of such transaction or for which X-CHANGE has not disclosed on its Tax Return the relevant facts affecting the tax treatment of such transaction.

     (k) X-CHANGE has not taken any action, nor has no knowledge of any fact or circumstance, that could reasonably be expected to prevent the transactions contemplated hereby, including the Exchange Transaction, from qualifying as a tax-free reorganization within the meaning of Section 368(b) of the Code.

     (l) For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Legal Requirement" shall mean any federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     "Tax" shall mean any federal, state, local, foreign or other tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax of any kind whatsoever, and including any fine, penalty, addition to tax or interest, whether disputed or not.

     "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Section 2.7 LEASES IN EFFECT; REAL PROPERTY. X-CHANGE does not own any real property and is not a party to any commercial or other form of space lease.

     Section 2.8 PERSONAL PROPERTY. X-CHANGE owns its personal property free and clear of all liens, taxes, charges, encumbrances and claims of any kind.

     Section 2.9 LITIGATION AND OTHER PROCEEDINGS. (a) There is no pending Legal Proceeding (as defined below in Section 2.9(c)), and (to the Knowledge of X-CHANGE) no Person has threatened to commence any Legal Proceeding: (i) that involves X-CHANGE, any X-CHANGE director or officer (in his or her capacity as such) or any of the material assets owned or used by X-CHANGE; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, this Agreement and the Exchange Transaction. To the Knowledge of X-CHANGE, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) There is no order, writ, injunction, judgment or decree to which X-CHANGE or any of the assets owned or used by X-CHANGE, is subject. To the Knowledge of X-CHANGE, no officer or director of X-CHANGE is subject to any order, writ, injunction, judgment or decree that prohibits such officer or director from engaging in or continuing any conduct, activity or practice relating to the business of X-CHANGE or to any material assets owned or used by X-CHANGE.

     (c) For purposes of this Agreement, "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Section 2.10 NO DEFAULTS. X-CHANGE is not, nor has X-CHANGE received notice that it would be with the passage of time or has any knowledge of any event that with the passage of time and/or written notice thereof would cause X-CHANGE to be,, in default or violation of any term, condition or provision of (i) the Charter Documents of X-CHANGE; (ii) any judgment, decree or order applicable to X-CHANGE; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which X-CHANGE is now a party or by which it or any of its properties or assets may be bound.

     Section 2.11 MAJOR CONTRACTS. Except as set forth on section 2.11 of the Disclosure Schedule, X-CHANGE is not a party to or subject to any contract or arrangement that will not be satisfied in its entirety or terminated prior to or at the Closing of the Exchange Transaction without any remaining liability by X-CHANGE to any other party.

     Section 2.12 INSURANCE. X-CHANGE has such insurance coverage as it deems reasonably necessary in connection with the business it currently operates.

     Section 2.13 EMPLOYEES/ CONSULTANTS. X-CHANGE does not have any written or oral contract of employment or consulting with anyone. X-CHANGE does not have any employees, and has not had any employees for the period beginning January 1, 2010 to the date of this Agreement. Except as set forth on section 2.13 of the Disclosure Schedule, there are no claims pending, or threatened to be brought, in any court or administrative agency by any former X-CHANGE employee or consultant. Except as set forth on section 2.13 of the Disclosure Schedule, X-CHANGE has paid in full all salaries, benefits, bonuses, commissions or other forms of compensation for all employees, consultants or agents of X-CHANGE.

     Section 2.14 EMPLOYEE BENEFIT PLANS. X-CHANGE has not sponsored, maintained or supported, or otherwise been a party to, any employee benefit plans, including, without limitation, any "employee pension benefit plan" or "employee welfare benefit plan", as such terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

     Section 2.15 ENVIRONMENTAL MATTERS. X-CHANGE is in compliance in all material respects with all applicable environmental laws, which compliance includes the possession by X-CHANGE of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof. X-CHANGE has not received any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that X-CHANGE is not in compliance with any environmental law, and, to the Knowledge of X-CHANGE, there are no circumstances that may prevent or interfere with X-CHANGE's compliance with any environmental law in the future.

     Section 2.16 INTELLECTUAL PROPERTY. (a) X-CHANGE does not own any "Intellectual Property" which for purposes of this section 2.16 is defined as
(a) United States, foreign and international patents, patent applications, including provisional applications, statutory invention registrations, invention disclosures and inventions, (b) trademarks, service marks, trade names, domain names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, and (d) software, formulae, customer lists, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not.

     (b) X-CHANGE and its directors, officers and employees are not bound by any contract to indemnify, defend, hold harmless, or reimburse any other person with respect to any Intellectual Property infringement, misappropriation, or similar claim. X-CHANGE has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another person for infringement, misappropriation, or violation of any Intellectual Property right. To the Knowledge of X-CHANGE, X-CHANGE has never infringed on the Intellectual Property rights of any other Person, and has never receive notice of any such Claim.

     Section 2.17 BROKERS AND FINDERS. X-CHANGE has not retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor (ii) does or will X-CHANGE owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

     Section 2.18 DISCLOSURE. Neither the representations or warranties made by X-CHANGE, or any other certificate executed and delivered by X-CHANGE pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     Section 2.19 OTCQB/EXCHANGE ACT REPORTING; COMPLIANCE. (a) X-CHANGE Common Stock is currently eligible for quotation on the OTCQB and has not received notice of any kind, written or oral, that its ability to remain on the OTCQB is the subject of any regulatory or other proceeding or investigation of any kind by anyone including without limitation, the SEC and FINRA. X-CHANGE is a "reporting company" within the meaning of the Rules and Regulations of the Exchange Act, and, except as set forth on the Disclosure Schedule, is current in all its reporting obligations under the Exchange Act.

     (b) X-CHANGE has delivered to Surrey accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by X-CHANGE with the SEC since January 1, 2009 (the "X-CHANGE SEC Documents"), other than such documents that can be obtained on the SEC's website at www.sec.gov. Except as set forth on section 2.19 of the Disclosure Schedule, all statements, reports, schedules, forms and other documents required to have been filed by X-CHANGE or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of the Exchange Agreement, then on the date of such filing), each of the X-CHANGE SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933 , as amended (the "1933 Act") or the 1934 Act (as the case may be) and, as of the time they were filed, none of the X-CHANGE SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (A) Rule 13a-14 under the 1934 Act and (B) 18 U.S.C. ss.1350 (Section 906 of the Sarbanes-Oxley Act) relating to the X-CHANGE SEC Documents (collectively, the "Certifications") are accurate and complete and comply as to form and content with all applicable Legal Requirements. As used in this Section 3, the term "file" and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SURREY

     Surrey represents and warrants to X-CHANGE that, except as set forth in the disclosure schedule delivered by Surrey to X-CHANGE to on the date hereof and initialed by the Parties (the "Disclosure Schedule"), the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of the Exchange Agreement throughout this Article III). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article III. The representations and warranties in the Disclosure Schedule are also modified by the incorporation or exclusion of the "Knowledge" of X-CHANGE where so indicated.

     "Knowledge" means, with respect to an individual, that such individual is actually aware of the relevant fact or such individual would reasonably be expected to know such fact in the ordinary course of the performance of the individual's employee or professional responsibility. Any Person that is an Entity shall have Knowledge if any officer or director of such Person as of the date such knowledge is imputed has Knowledge of such fact or other matter.

     Surrey represents and warrants to X-CHANGE as followS; PROVIDED, HOWEVER, THAT the Surrey Stockholder makes the representations and warranties set forth only in sections 3.2 and 3.2A:

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
     Section 3.1 ORGANIZATION, STANDING AND POWER. Surrey is a corporation duly organized and validly existing under the laws of the State of Missouri, and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the business of Surrey. Surrey has delivered or made available to X-CHANGE complete and correct copies of the certificate of incorporation, bylaws, and/or other primary charter and organizational documents ("Charter Documents") of Surrey or its subsidiaries, in each case, as amended to the date hereof.

     Section 3.1A SUBSIDIARIES; INVESTMENTS. Surrey has ___ subsidiaries:
____________________________. Surrey has not made any investments in and does not own any capital stock or any other form of equity in any corporation or other entity regardless of its organizational form, except as shown on the financial statements of Surrey.

     Section 3.2 AUTHORITY. Each of Surrey and the Surrey Stockholder has duly and validly executed and delivered this Agreement, and this Agreement constitutes the valid, binding, and enforceable obligation of each of Surrey and the Surrey Stockholder in accordance with its terms. Surrey has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions provided for herein and therein, have been duly authorized by the unanimous consent of the Board of Directors of Surrey and does not violate any provision of the Articles of Incorporation or Bylaws of Surrey. The execution by Surrey of this Agreement and except for any required Governmental Entity approval of the transactions contemplated hereby, the consummation of the transactions provided for hereby and thereby, will not conflict with or effect a breach, violation, default, or cause an event of default, under any mortgage, lease, or other material agreement or instrument, or any statute, regulation, order, judgment or decree to which Surrey is a party or by which it is bound, or any Law applicable to it, or require the consent of any Person. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any (i) federal, state, local, municipal or foreign government, (ii) governmental, quasi-governmental authority (including any governmental agency, commission, public authority, branch, department or official, and any court or other tribunal) or body exercising, or entitled to exercise, any governmentally-derived administrative, executive, judicial, legislative, police, regulatory or taxing authority, or
(iii) any self-regulatory organization, administrative or regulatory agency, commission, tribunal or authority (each, a "GOVERNMENTAL ENTITY") is required by or with respect to Surrey or any of its subsidiaries in connection with the execution and delivery of this Agreement by Surrey or the consummation by Surrey of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligations of Surrey, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting rights of creditors generally and general principles of equity, whether applied at law or in equity.

     The Surrey Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. Surrey and the Surrey Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The Surrey Stockholder holds of record and owns beneficially all of the Surrey Shares shown opposite his name on Schedule A hereto, free and clear of any restrictions on transfer under the laws of the United States or any other jurisdiction in which said Stockholder is domiciled, including any taxes, security interests, pledges, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands of any kind (together "Claims"). The Surrey Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Surrey Stockholder to sell, transfer, or otherwise dispose of any of the Surrey Shares.

     Section 3.2A INVESTMENT; RESTRICTIONS ON TRANSFER; LEGENDS. (a) The Surrey
Stockholder: (i) understands that the Surrey X-CHANGE Shares have not been, and will not be, registered under the 1933 Act, or under any United States state securities laws, and are being offered and sold in reliance upon United States federal and state exemptions for transactions not involving any public offering,
(ii) is acquiring the Surrey X-CHANGE Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (iii) is an accredited investor as that term is defined in the federal securities law, with knowledge and experience in business and financial matters, (iv) has received certain information concerning X-CHANGE and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Surrey X-CHANGE Shares, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Surrey X-CHANGE Shares.

     (b) Without in any way limiting the representations set forth above, the Surrey Stockholder further agrees not to make any disposition of all or any portion of the Surrey X-CHANGE Shares unless and until:

     (i) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

     (ii) the Surrey Stockholder shall have notified X-CHANGE of the proposed disposition and shall have furnished X-CHANGE with a statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by X-CHANGE, the Surrey Stockholder shall, at his expense, furnish X-CHANGE with an opinion of counsel, reasonably satisfactory to X-CHANGE, that such disposition shall not require registration of such securities under the Securities Act.

     (c) It is understood that the certificates evidencing the Surrey X-CHANGE Shares shall bear legends substantially similar to the legends set forth below (in addition to any legend required under applicable state securities laws):

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THIS SECURITY BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITY UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF

     THE SECURITY HOLDER'S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

     Any other legends required by state securities laws applicable to any individual Investor.

     The legend set forth above shall be removed by X-CHANGE upon delivery to X-CHANGE of an opinion by counsel, reasonably satisfactory to X-CHANGE, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which X-CHANGE issued the Surrey X-CHANGE Shares.

     Section 3.3 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. The execution and delivery of this Agreement by Surrey and the Surrey Stockholder and the performance by Surrey and the Surrey Stockholder of their obligations under this Agreement will not violate any provision of law or conflict with, result in the breach of any of the terms and conditions of, constitute a default under, permit any party to accelerate any right under, renegotiate or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, or encumbrance upon, any of the properties, assets, or shares of capital stock of Surrey or the Surrey Stockholder pursuant to any charter document of Surrey or any agreement, indenture, mortgage, franchise, license, permit, lease, or other instrument of any kind to which Surrey or the Surrey Stockholder is a party or by which Surrey, the Surrey Shares or any of its assets are bound or affected. No Consent is required from or with respect to Surrey or the Surrey Stockholder in connection with the execution and delivery of this Agreement by Surrey and the Surrey Stockholder or the consummation by Surrey and the Surrey Stockholder of the transactions contemplated hereby, except for authorization of the Board of Directors of Surrey and the consent of the Surrey Stockholder, both of which have already been obtained.

     Section 3.4 FINANCIAL STATEMENTS. Surrey has delivered, or will deliver at Closing, to X-CHANGE its audited financial statements for the fiscal years ended December 31, 2009 and December 31, 2010 (the "Surrey Financial Statements"). Surrey represents and warrants that the Surrey Financial Statements are true, complete and correct and accurately reflect the financial condition of Surrey for the periods indicated. Surrey represents and warrants that, except as set forth on the Surrey Financial Statements, there are no off-balance sheet liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, of Surrey.

     Section 3.5 CAPITAL STRUCTURE. The authorized capital stock of Surrey consists of __________________________ (_______________) shares of Surrey Common
Stock, par value $.001 per share ("Surrey Common Shares"), of which 2,000 Common Shares are issued and outstanding. At the date of Closing of the Exchange Agreement, all Surrey Common Shares issued and outstanding are owned of record and beneficially by the Surrey Stockholder. The Surrey Common Shares that are owned by the Surrey Stockholder have been duly and validly issued, are fully paid, nonassessable and are not subject to any preemptive rights. There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Surrey is a party or by which Surrey may be bound obligating Surrey to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Surrey, or obligating Surrey to grant, extend or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right. Surrey does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of Surrey Common Shares on any matter.

     Section 3.6 INTELLECTUAL PROPERTY RIGHTS. Surrey owns or possesses adequate rights to use all Intellectual Property which are necessary to conduct its business as currently conducted, (b) Surrey does not expect the expiration of any Intellectual Property would result in a material adverse effect on Surrey,
(c) Surrey has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of Surrey by others with respect to any Intellectual Property which would result in a material adverse effect on Surrey, and (d) Surrey has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on Surrey. Except as otherwise disclosed in Surrey's Disclosure Schedule, to the knowledge of Surrey there is no claim being made against Surrey regarding the Intellectual Property of any other person. As used in this Section only, references to the "knowledge" of Surrey shall mean only the actual knowledge of the officers of Surrey.

     Section 3.7 LITIGATION AND OTHER PROCEEDINGS. (a) Except as set forth on section 3.7 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of Surrey) no Person has threatened to commence any Legal
Proceeding: (i) that involves Surrey, any Surrey director or officer (in his or her capacity as such) or any of the material assets owned or used by Surrey; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, this Agreement and the Exchange Transaction. To the Knowledge of Surrey, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) There is no order, writ, injunction, judgment or decree to which Surrey or any of the assets owned or used by Surrey, is subject. To the Knowledge of Surrey, no officer or director of Surrey is subject to any order, writ, injunction, judgment or decree that prohibits such officer or director from engaging in or continuing any conduct, activity or practice relating to the business of Surrey or to any material assets owned or used by Surrey.

     Section 3.8 NO DEFAULTS. Surrey is not, and has not received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the Charter Documents of Surrey; (ii) any judgment, decree or order applicable to Surrey; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Surrey is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the business of Surrey.

     Section 3.9 TITLE TO PROPERTIES: LEASEHOLD INTERESTS. Except as set forth on section 3.9 of the Disclosure Schedule, Surrey has good and valid title to all properties and assets, real and personal, as may be required to operate its business.

     Section 3.10 CONDITION OF TANGIBLE ASSETS. All material items of Surrey's tangible personal property are in good condition and repair, subject to normal wear and tear, and are usable in the regular and ordinary course of business of Surrey.

     Section 3.11 CONTRACTS AND COMMITMENTS. Except as set forth on section 3.11 of the Disclosure Schedule, Surrey is not in material default in the performance, observance or fulfillment of any obligations, covenants or conditions of any agreement, contract or other commitment to which it is a party, either singly or in the aggregate.

     Section 3.12 NO BROKER OR FINDER. Surrey has not dealt with or retained any finder or broker whose fees or expenses have been paid by Surrey or for whose fees or expenses they would be responsible in connection with this Agreement or the Exchange Transactions.


     Section 3.13 EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. Surrey is not in material violation of any employee benefit plan it sponsors or supervises.

     Section 3.14 TAX MATTERS. Surrey has filed or will file on a timely basis (including all extensions) all Tax Returns which were required to have been filed prior to the Closing Date and such returns are complete and accurate in all respects. Surrey has paid or provided for all Taxes which have been incurred or are due and payable pursuant to such Tax Returns or pursuant to any assessments received in connection with such Returns. No taxing authority has provided Surrey with any notice of any questions relating to or claims asserted for Taxes against Surrey for which it may be liable. All Taxes which Surrey is required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities.

     Section 3.15 DISCLOSURE. The representations or warranties made by Surrey in this Agreement, and in the Disclosure Schedule or any other certificate executed and delivered by Surrey pursuant to this Agreement, do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     Section 4.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE EXCHANGE TRANSACTION. The respective obligation of each party to close the Exchange Transaction shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     Section 4.1.1 GOVERNMENTAL FILINGS AND APPROVALS. All Consents legally required for the consummation of the Exchange Transaction and the transactions contemplated by this Agreement, including the filing of the Name Change with FINRA, the receipt of a new trading symbol from FINRA, the receipt of a new

CUSIP Number from the CUSIP Bureau, and including all filings, consents and approvals under the Exchange Act, if any, shall have been filed, occurred, or been obtained, other than such Consents, for which the failure to obtain would have no material adverse effect on the consummation of the Exchange Transaction or the other transactions contemplated hereby or on the business of X-CHANGE or Surrey.

     Section 4.1.2 NO RESTRAINTS. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States, court or other Governmental Body of competent jurisdiction which enjoins or prohibits the consummation of the Exchange Transaction.

     Section 4.1.3 NO LEGAL ACTION. There shall not be overtly threatened or pending any action, proceeding or other application before any court or Governmental Body brought by any person or Governmental Body: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any damages caused by such transactions which if successful would have a material adverse effect on the viability of such transactions; or (ii) seeking to prohibit or impose any limitations on the ownership of the Surrey X-CHANGE Shares by the Surrey Stockholder, or the operation and control of X-CHANGE, or to compel Surrey to dispose of or hold separate all or any portion of its business or assets as a result of the transactions contemplated by this Agreement which if successful would have a material adverse effect on the viability of such transactions.

     Section 4.2 CONDITIONS TO OBLIGATIONS OF SURREY AND THE SURREY STOCKHOLDER. The obligations of Surrey and the Surrey Stockholder to close the Transaction are subject to the satisfaction of the following conditions unless waived by
Surrey:

     Section 4.2.1 REPRESENTATIONS AND WARRANTIES OF X-CHANGE. The representations and warranties of X-CHANGE set forth in or required by this Agreement and the X-CHANGE Disclosure Schedule shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement. Surrey shall have received a certificate signed by an officer of X-CHANGE, to such effect on the Closing Date.

     Section 4.2.2 There shall be no judgment, order, restraining order and/or injunction (temporary or otherwise), decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing or materially delaying the consummation of the transactions contemplated hereby.

     Section 4.2.3 X-CHANGE AGREEMENTS. Surrey and the Surrey Stockholder shall have received documentary evidence satisfactory to both of them and their counsel that X-CHANGE has complied with all of the conditions listed in section 1.2(a) and (b)(2) of this Agreement.

     Section 4.2.4 RESIGNATION OF X-CHANGE OFFICERS; APPOINTMENT OF ADDITIONAL DIRECTORS. As of the Closing, all of the X-CHANGE officers and employees (if any) shall have been terminated or resigned. The two X-CHANGE directors shall remain as directors and the Surrey Shareholder shall have nominated five (5)

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additional directors such that at Closing, there shall be seven (7) directors of
X-CHANGE.

     Section 4.2.5 CONSENTS. Surrey and the Surrey Stockholder shall have received duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Disclosure Schedule or reasonably deemed necessary by Surrey's and the Surrey Stockholder's legal counsel to consummate the transactions contemplated hereby in form and substance satisfactory to Surrey and said counsel.

     Section 4.2.6 OTCQB AND EXCHANGE ACT. X-CHANGE shall continue to be eligible for quotation on the OTCQB, and shall be current in all its reporting obligations under the Exchange Act except for the post-Closing filings required under this Agreement.

     Section 4.3 CONDITIONS OF OBLIGATION OF X-CHANGE. The obligation of X-CHANGE to effect the Exchange Transaction is subject to the satisfaction of the following conditions unless waived by X-CHANGE:

     Section 4.3.1 REPRESENTATIONS AND WARRANTIES OF SURREY AND THE SURREY STOCKHOLDER. The representations and warranties of Surrey and the Surrey Stockholder set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and X-CHANGE shall have received a certificate signed on behalf of Surrey by an officer of Surrey, and a certificate signed by the Surrey Stockholder to such effect.

     Section 4.3.2 PERFORMANCE OF OBLIGATIONS OF SURREY AND THE SURREY STOCKHOLDER. Surrey and the Surrey Stockholder shall have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and X-CHANGE shall have received a certificate signed on behalf of Surrey by an officer of Surrey to such effect.

     Section 4.3.3 There shall be no judgment, order, restraining order and/or injunction (temporary or otherwise), decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing or materially delaying the consummation of the transactions contemplated hereby

     Section 4.3.4 AGREEMENTS OF SURREY AND SURREY STOCKHOLDERS. X-CHANGE shall have received documentary evidence satisfactory to X-CHANGE and its counsel that Surrey and the Surrey Stockholder have complied with all of the conditions listed in section 1.2(a) and (b)(1) of this Agreement.

                                    ARTICLE V

                             POST-CLOSING COVENANTS

     Section 5.1 FURTHER ASSURANCES. Each party hereby covenants to and with all other parties that, from time to time after the Closing of the Exchange

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
Transaction, at any party's reasonable request, any other party will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered such further acts, conveyances, transfers, assignments, powers of attorney and assurances as the requesting party may require to effectuate the intentions of the parties under this Agreement and the Exchange Transaction.

     5.2 AGREEMENTS AS TO TAX MATTERS. The parties to this Agreement will cooperate fully with each other, in connection with the preparation, signing and filing of tax returns and in any administrative, judicial or other proceeding involving taxes relating to the Company.

     5.3 POST-CLOSING DOCUMENTS. The parties hereto will cooperate with one another after Closing and, without any further consideration, will execute and deliver such other documents as shall be reasonably required after the Closing to transfer title to the Transferred Shares and the shares to be issued pursuant to Section 2.02 to Purchaser and the Sold Shares to the Company and to take any other action necessary to carry out the intent and purposes of this Agreement.

                                   ARTICLE VI

                                 INDEMNIFICATION

     6.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Except as provided in Section 6.02 and the Tax obligations set forth herein, all representations and warranties made by any party hereto contained in this Agreement or in any Ancillary Document, and the indemnification obligations of each party hereto with respect to representations and warranties, shall survive for a period ending two years following the Closing Date. Notwithstanding the foregoing, the representations and warranties relating to Section 3.14 hereof, and the indemnity obligations with respect to such representations and warranties, shall remain operative and in full force and effect until the expiration of the applicable statute of limitations.

     6.02. INDEMNIFICATION BY THE COMPANY. Surrey hereby agrees to indemnify and hold X-CHANGE harmless from and against any damages, losses, liabilities, deficiencies, costs and/or expenses (including all reasonable legal fees, expenses and other out-of-pocket costs) (collectively, "DAMAGES") resulting from, arising out of or in connection with or related to the transactions under this Agreement whether or not any such Damages are in connection with any action, suit, proceeding, demand or judgment of a third party (including Governmental Entities).

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 EXPENSES. Each party shall pay its own expenses (including legal and accounting costs and expenses) in connection with the negotiation, preparation and consummation of this Agreement, the consummation of the Exchange Transaction and other transactions contemplated by this Agreement.

     Section 7.2 CONTENTS OF AGREEMENT; AMENDMENT; PARTIES IN INTEREST; ETC. This Agreement, the attached exhibits, including the Disclosure Schedules of the respective parties hereto, attached hereto or subsequently delivered to the other parties sets forth the entire understanding of the parties with respect to the transactions contemplated by this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are terminated, null and void, and are superseded by this Agreement. This Agreement shall not be amended or modified except by written instrument duly executed by X-CHANGE, Surrey and the Surrey Stockholder.

     Section 7.3 ASSIGNMENTS AND BINDING EFFECT. This Agreement may not be assigned prior to the Closing by any party without the prior written consent of all of the other parties hereto. Any such assignment or purported assignment shall be null and void and shall result in the termination of this Agreement.

     Section 7.4 WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     Section 7.5 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by overnight courier, delivery charges prepaid, or by registered or certified mail, postage prepaid, or by facsimile transmission, confirmation received, as follows:

If to Surrey or the Surrey Stockholder:

If to X-CHANGE:

The X-Change Corporation
Attn: Havilland Wright
12655 North Central Parkway Suite 1000
Dallas, Texas 75243

With a copy to (which shall not constitute notice):

Claudia J. McDowell
McDowell Odom LLP
28212 Kelly Johnson Parkway Suite 110
Valencia CA 91355
(661) 414-7125
(818) 359-5909 Facsimile
claudia@mcdowellodom.com

Surrey Vacation Resorts, Inc.
Attn: CJ Perme
430-C Hwy 165 South
Branson, MO 65616

With a copy to (which shall not constitute notice):
David Akers
430-C Hwy 165 South
Branson, MO 65616

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
or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications will be deemed to have been given as of the date personally delivered or sent by facsimile, the next business day if sent by overnight courier, and the third business day if mailed, excluding the day of mailing.

     Section 7.6 GOVERNING LAW; WAIVER OF JURY TRIAL. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri without giving effect to any conflict of law provision or rule (whether in the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. In furtherance of the foregoing, the internal law of the State of Texas will control the interpretation and construction of this Agreement, even if under such jurisdiction's conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

     Section 7.7 SUBMISSION TO JURISDICTION. Any legal action or proceeding with respect to this Agreement or the Exchange Transaction may be brought in the courts of the State of Missouri and the United States of America located in the State of Missouri and, by execution and delivery of this Agreement, X-CHANGE, Surrey and the Surrey Shareholder hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

     Section 7.8 HEADINGS. Article and section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

     Section 7.9 NO THIRD PARTY BENEFICIARY RIGHTS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and all parties expressly disclaim any and all third party benefits or the intention to create any third party benefits under this Agreement.

     Section 7.10 SCHEDULES AND EXHIBITS. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement and are incorporated herein by reference.

     Section 7.11 SEVERABILITY. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such

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
invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions.

     Section 7.12 MULTIPLe COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties hereto. This Agreement may be signed in any number of counterparts or by facsimile signature, each of which shall be an original, with the same effect as if all signatures were on the same instrument and were original signatures.

     Section 7.13 CONSTRUCTION; INTERPRETATION.

     (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

     (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

     (C) As used in this Agreement, the words "include" and "including and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (D) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

     (E) The bold-faced headings contained in the Exchange Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the date first above written.

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
                                       THE X-CHANGE CORPORATION
                                       a Nevada corporation


                                       By: /s/ Haviland Wright
                                           -------------------------------------
                                           Haviland Wright, CEO

                                       SURREY VACATION RESORTS, INC.,
                                       a Missouri corporation


                                       By: /s/ C.J. Perme
                                           -------------------------------------
                                           C.J. Perme
                                           President and CEO

                                       THE SURREY STOCKHOLDER:


                                       By: /s/ C.J. Perme
                                           -------------------------------------
                                           C.J. Perme

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